Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of June 15, 2017 (this “Amendment”), is entered into by and among CSRA Inc. (formerly known as Computer Sciences Government Services Inc.), a Nevada corporation (the “Company”), the Guarantors listed on the signature pages hereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent for the Lenders under the Pro Rata Facilities (in such capacity, the “Pro Rata Administrative Agent”), Royal Bank of Canada, as administrative agent for the Lenders under the Term Loan B Facility (in such capacity, the “Term Loan B Administrative Agent” and, together with the Pro Rata Administrative Agent, the “Administrative Agents”), the Replacement Term Loan B Lenders (as defined below) and the Incremental Term Loan B Lenders (as defined below). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, dated as of November 27, 2015 (as amended by the First Amendment to Credit Agreement dated as of November 30, 2016 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), among the Company, the Guarantors party thereto, the Lenders party thereto, the Administrative Agents, MUFG Union Bank, N.A., as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and the other Persons party thereto, the Lenders named therein have extended certain credit facilities to the Company.
WHEREAS, the Company has requested that (i) The Bank of Tokyo-Mitsubishi UFJ, Ltd., MUFG Union Bank, N.A., MUFG Securities Americas Inc. and their respective affiliates and (ii) RBC Capital Markets, as joint lead arrangers and joint bookrunners (collectively, the “Lead Arrangers”), arrange Replacement Advances in an aggregate principal amount of $466,328,381.46 (the “Replacement Term Loan B Advances”) pursuant to Section 9.01 of the Credit Agreement, the proceeds of which will be used to make a voluntary prepayment in full of the balance of the aggregate principal amount of the existing Term Loan B Advances outstanding immediately prior to the Second Amendment Effective Date (as defined below) (the “Existing Term Loan B Advances”).
WHEREAS, each institution listed on Schedule I hereto as a Replacement Term Loan B Lender (each, a “Replacement Term Loan B Lender”) (i) has agreed, on the terms and conditions set forth herein and in the Credit Agreement, to provide the amount of the Replacement Term Loan B Advances set forth opposite its name under the heading “Replacement Term Loan B Commitment” on Schedule I hereto (the “Replacement Term Loan B Commitment”) and (ii) by executing a signature page to this Amendment, approves of the amendments to the Credit Agreement as set forth in Section 5 hereof.
WHEREAS, each Term Loan B Lender holding Existing Term Loan B Advances (each, an “Existing Term Loan B Lender”) that executes and delivers a consent in the form of the Lender Consent attached to the Election Notice Memorandum (as defined in the Cashless Roll Letter (as defined below)) (a “Lender Consent”) will be deemed (i) to have agreed to the terms of this

Amendment and the Amended Credit Agreement, (ii) to have agreed to exchange (as further described in the Lender Consent) the Allocated Amount (as defined in the Cashless Settlement of Existing Term Loan B Advances letter dated as of the date hereof (the “Cashless Roll Letter”), by and among the Company, the Replacement Term Loan B Lenders and the Term Loan B Administrative Agent) of its Existing Term Loan B Advances for Replacement Term Loan B Advances in an equal principal amount and (iii) upon the Second Amendment Effective Date, to have exchanged (as further described in the Lender Consent) the Allocated Amount of its Existing Term Loan B Advances for Replacement Term Loan B Advances in an equal principal amount, which will be effectuated either by exercising a cashless exchange option or through a cash settlement option selected by such Existing Term Loan B Lender in its Lender Consent.
WHEREAS, the Company has requested that the Lead Arrangers arrange Incremental Term Loan B Advances in an aggregate principal amount of $183,671,618.54 (the “Incremental Term Loan B Advances” and, together with the Replacement Term Loan B Advances, the “2017 Term Loan B Advances”) pursuant to Section 2.20(c) of the Credit Agreement (the “Incremental Term Loan B Financing”), the proceeds of which will be used for general corporate purposes.
WHEREAS, each institution listed on Schedule II hereto as an Incremental Term Loan B Lender (each, an “Incremental Term Loan B Lender”) (i) has agreed, on the terms and conditions set forth herein and in the Credit Agreement, to provide the amount of the Incremental Term Loan B Advances set forth opposite its name under the heading “Incremental Term Loan B Commitment” on Schedule II hereto (the “Incremental Term Loan B Commitment”) and (ii) by executing a signature page to this Amendment, approves of the amendments to the Credit Agreement as set forth in Section 5 hereof.
NOW THEREFORE, in consideration of the premises, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.References. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement or any other Loan Document shall, after this Amendment becomes effective, refer to the Amended Credit Agreement.
2.    Replacement Term Loan B Advances.
(a)    Subject to the terms and conditions set forth herein, each Replacement Term Loan B Lender agrees to make Replacement Term Loan B Advances to the Company on the Second Amendment Effective Date in a principal amount not to exceed its Replacement Term Loan B Commitment. Unless previously terminated, the Replacement Term Loan B Commitment shall terminate at 5:00 p.m., New York City time, on the Second Amendment Effective Date.Commencing on the Second Amendment Effective Date, for all purposes under the Amended Credit Agreement and the other Loan Documents, (i) the Replacement Term Loan B Advances shall be “Term Loan B Advances” and (ii) each Replacement Term Loan B Lender shall be a “Term Loan B Lender” with outstanding “Term Loan B Advances” under the Amended Credit Agreement.

3.    Incremental Term Loan B Advances.
(a)    Subject to the terms and conditions set forth herein, each Incremental Term Loan B Lender agrees to make Incremental Term Loan B Advances to the Company on the Second Amendment Effective Date in a principal amount not to exceed its Incremental Term Loan B Commitment. Unless previously terminated, the Incremental Term Loan B Commitment shall terminate at 5:00 p.m., New York City time, on the Second Amendment Effective Date.
(b)    Commencing on the Second Amendment Effective Date, for all purposes under the Amended Credit Agreement and the other Loan Documents, (i) the Incremental Term Loan B Advances shall be “Term Loan B Advances” and (ii) each Incremental Term Loan B Lender shall be a “Term Loan B Lender” with outstanding “Term Loan B Advances” under the Amended Credit Agreement.
4.    Certain Agreements.
(a)    The Company shall repay to the Term Loan B Administrative Agent, for the account of the Term Loan B Lenders, (i) on each Term Loan B Repayment Date commencing with September 30, 2017 and ending on December 31, 2022, an amount equal to $500,000, (ii) on each Term Loan B Repayment Date thereafter, an amount equal to $2,375,000 (in the case of each of clauses (i) and (ii), which amounts shall be reduced as a result of the application of voluntary or mandatory prepayments made pursuant to Section 2.06(b) or 2.06(c) of the Amended Credit Agreement in the order specified by the Company in the applicable notice of prepayment; provided that if the Company fails to make any such specification, any voluntary or mandatory prepayments made pursuant to Section 2.06(b) or 2.06(c) of the Amended Credit Agreement shall be applied in direct chronological order to all then-remaining payments) and (iii) the then outstanding principal amount of the 2017 Term Loan B Advances on the Term Loan B Maturity Date.
(b)    The initial Interest Period with respect to the 2017 Term Loan B Advances shall commence on the Second Amendment Effective Date and end on the last day of the Interest Period then applicable to the Existing Term Loan B Advances (or, if there shall be more than one such Interest Period, with the principal amounts of the 2017 Term Loan B Advances apportioned among such Interest Periods in the same proportions as the Existing Term Loan B Advances are then apportioned).
5.    Amendments to Credit Agreement. Effective as of the Second Amendment Effective Date (or, solely in the case of Section 5(e) hereof, the date that is five Business Days following the Second Amendment Effective Date), the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:
“Existing Credit Agreement” means the Original Credit Agreement, as amended by the First Amendment and as otherwise amended, restated, amended and restated, supplemented or otherwise modified prior to the Second Amendment Effective Date.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of June 15, 2017 by and among the Company, the Guarantors party thereto, the Lenders party thereto, the Pro Rata Administrative Agent, the Term Loan B Administrative Agent and the Collateral Agent.
“Second Amendment Effective Date” means the date on which the conditions set forth in Section 6 of the Second Amendment have been satisfied, which date is June 15, 2017.
(b)    The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Margin” means, as at any date of determination, (i) with respect to Revolving Loan Advances, Tranche A1 Advance and Tranche A2 Advances, the interest rate per annum derived by dividing (x) the sum of the applicable Daily Margins for each of the days included in such period by (y) the number of days included in such period and (ii) with respect to Term Loan B Advances, (x) 1.00%, in the case of Base Rate Advances and (y) 2.00%, in the case of Eurocurrency Rate Advances. For the avoidance of doubt, (i) at any time prior to the First Amendment Effective Date, the Applicable Margin shall be determined in accordance with the Original Credit Agreement and (ii) at any time from and after the First Amendment Effective Date and prior to the Second Amendment Effective Date, the Applicable Margin shall be determined in accordance with the Existing Credit Agreement.
(c)    The proviso in the definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“provided that, in the case of the Term Loan B Advances only, the Base Rate shall at no time be less than 1.00% per annum.”
(d)    The second proviso in the definition of “Eurocurrency Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“provided that the Eurocurrency Rate shall at no time be less than 0% per annum.”
(e)    Clause (h) of the definition of “Indebtedness” is hereby amended by replacing the reference therein to “Guaranteed Obligations” with “Guarantee Obligations”.
(f)    The definition of “Term Loan B Advance” is hereby amended by adding at the end thereof the following sentence:
“The aggregate amount of Term Loan B Advances outstanding on the Second Amendment Effective Date is $650,000,000.”
(g)    Section 2.06(c)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)    In the event any Term Loan B Advances are subject to a Repricing Event prior to the six month anniversary of the Second Amendment Effective Date, a Term Loan B Lender whose Term Loan B Advances are prepaid or repaid in whole or in part, or which is required to assign any of its Term Loan B Advances pursuant to Section 2.17, in connection with such Repricing Event or which holds a Term Loan B Advance the Effective Yield of which is reduced as a result of a Repricing Event shall be paid an amount equal to 1.00% of the aggregate principal amount of such Term Loan B Lender’s Term Loan B Advances so prepaid, repaid, assigned or repriced.”
6.    No Other Amendments. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agents, the Collateral Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth herein, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Company hereby ratifies and confirms its obligations thereunder. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Administrative Agents’, the Collateral Agent’s or the Lenders’ security interests in, security titles to, or other Liens on, any Collateral for the Obligations.
7.    Conditions to Effectiveness. This Amendment and the amendments to the Credit Agreement contained in Section 5 (other than Section 5(e)) hereof shall become effective as of the first date when, and only when, each of the following conditions has been met or duly waived by each of the Administrative Agents, the Replacement Term Loan B Lenders and the Incremental Term Loan B Lenders in writing (such date, the “Second Amendment Effective Date”):

(a)	the Administrative Agents shall have received:

(i)
from the Company, each Guarantor, each Replacement Term Loan B Lender and each Incremental Term Loan B Lender, either (A) a counterpart of this Amendment signed on behalf of such party or (B) written evidence satisfactory to the Pro Rata Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart of this Amendment;

(ii)
a certificate of the Secretary or an Assistant Secretary or other authorized officer of the Company and each Guarantor, dated the Second Amendment Effective Date, (A) either (x) certifying the names and true signatures of the officers of the Company and such Guarantor, as the case may be, authorized to sign this Amendment and any other documents to be delivered by the Company or such Guarantor hereunder or (y) certifying that there has been no change to the officers of the Company and such Guarantor, as the case may be, authorized to sign Loan Documents and any other documents to be delivered by the Company or such Guarantor since the incumbency certificate delivered on the Closing Date or the First Amendment Effective Date, as the

case may be, (B) either (x) attaching and certifying the correctness and completeness of the copies of the Company’s and such Guarantor’s Certificate of Incorporation and Bylaws or Certificate of Formation and Limited Liability Company Agreement or (y) certifying that there has been no change to such Certificate of Incorporation and Bylaws or Certificate of Formation and Limited Liability Company Agreement since last delivered on the Closing Date or the First Amendment Effective Date, as the case may be, (C) attaching and certifying the correctness and completeness of copies of the resolutions of the Board of Directors or similar governing body of each of the Company and each Guarantor, approving the execution, delivery and performance of this Amendment, and (D) attaching a good standing certificate of the Company and each Guarantor from the state of its organization, each dated a recent date prior to the Second Amendment Effective Date;

(iii)
customary legal opinions of (i) Davis Polk & Wardwell LLP, New York counsel to the Loan Parties, (ii) Woodburn and Wedge, special Nevada counsel to the Loan Parties and (iii) McGuire Woods LLP, special Virginia counsel to the Loan Parties, in each case, dated the Second Amendment Effective Date and consistent with the opinions provided on the First Amendment Effective Date;

(iv)
a certificate from an authorized financial officer of the Company in the form of Exhibit H to the Credit Agreement certifying as to the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to the incurrence of the 2017 Term Loan B Advances and the prepayment of the Existing Term Loan B Advances on the Second Amendment Effective Date;

(v)	a Notice of Borrowing in accordance with Section 2.02 of the Credit Agreement with respect to the 2017 Term Loan B Advances; and

(vi)
the payment of all fees and expenses payable to the Administrative Agents and the Lead Arrangers in connection with the execution and delivery of this Amendment, including, without limitation, to the extent invoiced at least two Business Days prior to the Second Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agents) required to be reimbursed or paid by the Company under this Amendment;

(b)
the Administrative Agents and the Lenders shall have received all documentation and other information reasonably requested with respect to the Company and any Guarantor in writing by any Lender at least 10 Business Days in advance of the Second Amendment Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(c)
substantially concurrently with the incurrence of the Replacement Term Loan B Advances, (i) unless otherwise subject to an election for cashless rollover from Existing Term Loan B Advances to Replacement Term Loan B Advances, 100% of the proceeds thereof shall have been applied to repay all of the Existing Term Loan B Advances and (ii) each Existing Term Loan B Lender shall have received payment of all accrued and unpaid interest owing to such Existing Term Loan B Lender in respect of its Existing Term Loan B Advances.

The amendment to the Credit Agreement set forth in Section 5(e) hereof shall become effective without any further action or consent of any party on the date that is five Business Days following the Second Amendment Effective Date, unless the Majority Lenders have objected in writing to such amendment on or prior to such date.
8.    Representations and Warranties. Each Loan Party hereby represents and warrants that (i) it has taken all necessary corporate, partnership or limited liability action, as applicable, to authorize it to execute, deliver and perform its obligations under this Amendment (including under the Amended Credit Agreement) in accordance with the terms hereof and to consummate the transactions contemplated hereby, (ii) each representation and warranty made by such Loan Party hereunder or under any Loan Document is true and correct in all material respects (unless any such representation and warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects, and unless such representation and warranty is made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date) as of the Second Amendment Effective Date, both before and after giving effect to the effectiveness of this Amendment and (iii) no Default or Event of Default has occurred and is continuing. This Amendment is a valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors’ rights generally, concepts of reasonableness and the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
9.    Acknowledgment of Security Interests. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Collateral Agent under the Credit Agreement and the other Loan Documents are in full force and effect and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors’ rights generally, concepts of reasonableness and the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
10.    Reaffirmation of Guarantees and Loan Documents. Each Guarantor hereby reaffirms its guaranty of the Obligations pursuant to the Credit Agreement and hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to this Amendment. Each

Loan Party hereby confirms that each Loan Document to which it is a party or is otherwise bound will continue to be in full force and effect as amended by this Amendment and, except as expressly set forth in this Amendment, all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment.
11.    Consent to Assignment. For purposes of Section 9.07(b) of the Amended Credit Agreement, the Company and the Term Loan B Administrative Agent hereby consent to the assignment of any 2017 Term Loan B Advances held by the Replacement Term Loan B Lenders or the Incremental Term Loan B Lenders, as applicable, on the Second Amendment Effective Date; provided that the Company consents to such assignment only to the extent that the amount and relative assignee of each such assignment has been disclosed by the Replacement Term Loan B Lenders or the Incremental Term Loan B Lenders, as applicable, to, and approved by, the Company on or prior to the Second Amendment Effective Date.
12.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
13.    Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.
14.    Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
15.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:	CSRA INC., as the Company
By: /s/ David F. Keffer
Name: David F. Keffer
Title: Executive Vice President and
Chief Financial Officer

[Signature Page to the Second Amendment]

GUARANTORS:	CSRA LLC (f/k/a CSC Government Solutions LLC), as a Guarantor
By: /s/ Kevin M. Libby
Name: Kevin M. Libby
Title: Vice President and Treasurer
STAR SECOND MERGER SUB LLC, as a Guarantor
By: /s/ David P. Loose
Name: David P. Loose
Title: Vice President and Treasurer
STERLING PARENT LLC, as a Guarantor
By: /s/ David P. Loose
Name: David P. Loose
Title: Vice President and Treasurer
SRA INTERNATIONAL, INC., as a Guarantor
By: /s/ David F. Keffer
Name: David F. Keffer
Title: Executive Vice President and
Chief Financial Officer

[Signature Page to the Second Amendment]

AGENTS:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Pro Rata Administrative Agent
By: /s/ Lawrence Blat
Name: Lawrence Blat
Title: Authorized Signatory
ROYAL BANK OF CANADA, as Term Loan B Administrative Agent
By: /s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

[Signature Page to the Second Amendment]

ROYAL BANK OF CANADA,
as Replacement Term Loan B Lender
By: /s/ Theodore Brown
Name: Theodore Brown
Title: Authorized Signatory
ROYAL BANK OF CANADA,
as Incremental Term Loan B Lender
By: /s/ Theodore Brown
Name: Theodore Brown
Title: Authorized Signatory

[Signature Page to the Second Amendment]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Replacement Term Loan B Lender
By: /s/ Yen Hua
Name: Yen Hua
Title: Director
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Incremental Term Loan B Lender
By: /s/ Yen Hua
Name: Yen Hua
Title: Director

[Signature Page to the Second Amendment]

SCHEDULE I
Replacement Term Loan B Commitment

Replacement Term Loan B Lender	Replacement Term Loan B Commitment
Royal Bank of Canada	$233,164,190.73
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$233,164,190.73
Total	$466,328,381.46

SCHEDULE II
Incremental Term Loan B Commitment

Incremental Term Loan B Lender	Incremental Term Loan B Commitment
Royal Bank of Canada	$91,835,809.27
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$91,835,809.27
Total	$183,671,618.54